EXHIBIT 32.2

CERTIFICATION OF PRESIDENT AND PRINCIPAL ACCOUNTING OFFICER
 PURSUANT TO
 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying quarterly report on Form 10-Q of Colombia Goldfields Ltd. for the quarter ended March 31, 2009, I certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to my knowledge, that:

(1)

the quarterly Report on Form 10-Q of Colombia Goldfields Ltd. for the quarter ended March 31, 2009 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)

the information contained in the quarterly Report on Form 10-Q for the quarter ended March 31, 2009, fairly presents in all material respects, the financial condition and results of operations of Colombia Goldfields Ltd.

By:	/s/ T. W. Lough
Name:	T. W. Lough
Title:	President and Principal Accounting Officer
Date:	April 30 , 2009